EXHIBIT 5.1

                      Jenkens & Gilchrist Parker Chapin LLP

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                                                            (512) 499-3800
                          THE CHRYSLER BUILDING
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                        NEW YORK, NEW YORK 10174            (312) 425-3900

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                                                            (310) 820-8800

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                                                            (210) 246-5000

                                                           Washington, D.C.
                                                            (202) 326-1500

                                  April 4, 2002


Loehmann's Holdings, Inc.
2500 Halsey Street
Bronx, New York 10461

Ladies and Gentlemen:

          We have acted as counsel to Loehmann's Holdings, Inc., a Delaware corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 662,500 shares of common stock, par value $.01 per share (the "Shares"), to certain executives, directors and employees of, and consultants to, the Company issuable upon exercise of options that either have been, or from time to time may be, granted by the Company under its 2000 Equity Incentive Plan (the "Equity Plan"), 2000 Director Option Plan (the "Director Plan") and 2001 Stock Option Plan (the "2001 Plan" and, collectively with the Equity Plan and the Director Plan, the "Plans").

          In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws, as amended, (iii) resolutions of the Company's board of directors adopting the Director Plan and the 2001 Plan, (iv) minutes from the Company's annual meeting held on September 21, 2001, at which the 2001 Plan was adopted by the stockholders of the Company, (v) the Second Amended Plan of Reorganization as modified on July 28, 2000, and September 6, 2000, as confirmed by the United States Bankruptcy Court for the District of Delaware on September 10, 2000, authorizing the Equity Plan, and (vi) Plans and the form of stock option contract for each Plan. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all

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                      Jenkens & Gilchrist Parker Chapin LLP

Loehmann's Holdings, Inc.
April 4, 2002
Page 2

documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

          Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

          Finally, we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued pursuant to the exercise of options granted or that may be granted under the Plans, when issued pursuant to the provisions of the Plans, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

                                      Very truly yours,


                                      /s/  Jenkens & Gilchrist Parker Chapin LLP
                                      Jenkens & Gilchrist Parker Chapin LLP